                                                                     Exhibit 3.2

                             AMENDMENT NO. 1 TO THE

              SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY
                                    AGREEMENT
                                       OF
                               GROVE INVESTORS LLC

      AMENDMENT NO. 1, dated as of October 27, 1998, to THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GROVE INVESTORS LLC (the "Company") dated as of June 27, 1998 (as the same may be amended, modified and supplemented from time to time, the "LLC Agreement"), among the members of the Company listed therein (the "Members"). Capitalized terms used herein and not otherwise defined are used herein as defined in the LLC Agreement.

      WHEREAS, the Management Committee wishes to admit additional Employee Members to the Company in accordance with the terms of Section 5.2 of the LLC Agreement.

      NOW THEREFORE, the LLC Agreement is amended as follows:

            1. ADMISSION OF NEW EMPLOYEE MEMBERS. The individuals listed below are hereby admitted as new Employee Members of the Company (the "New Employee Members") and they agree to observe, comply and be bound by all the covenants, terms and conditions of the LLC Agreement and the Delaware Limited Liability Company Act.

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NAME                                 ADDRESS
----                                 -------
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Keith R. Simmons                     11251 Eastwood Drive
                                     Hagerstown, Maryland 21742
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Stephen L. Cripe                     2119 Castle Green Drive
                                     Greencastle, Pennsylvania 17225
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Donald Mallo                         20 Waters Edge
                                     Congers, New York 10920
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            2. REPRESENTATIONS OF THE NEW EMPLOYEE MEMBER. Each New Employee Member hereby agrees that he shall have one "PTP Slot" allocated to him under the LLC Agreement.

            3. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            4. RATIFICATION OF THE LLC AGREEMENT. Except as otherwise expressly provided herein, all of the terms and conditions of the LLC Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

            5. GOVERNING LAW. This Amendment shall be enforced, governed and construed in all respects in accordance with the laws of the state of Delaware applicable to agreements made and to be wholly performed in Delaware.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment and agreed to be bound by the terms hereof.

                              NEW EMPLOYEE MEMBERS:

                              /s/ KEITH R. SIMMONS
                              -----------------------------
                              Keith R. Simmons


                              /s/ STEPHEN CRIPE
                              -----------------------------
                              Stephen Cripe


                              /s/ DONALD MALLO
                              -----------------------------
                              Donald Mallo


                              GROVE INVESTORS LLC


                              By: /s/ SALVATORE J. BONANNO
                                  -------------------------
                              Name: Salvatore J. Bonanno
                              Title: Chairman